Exhibit 99.2
Surgery Partners, Inc. Announces Consent Solicitation Relating to its Senior Notes
NEW YORK - May 18, 2017 - Surgery Partners, Inc. (“Surgery Partners”) announced today that, in connection with the previously announced proposed Transactions (as defined below), Surgery Center Holdings, Inc., a Delaware corporation (the “Issuer”), is soliciting consents pursuant to a consent solicitation statement dated May 18, 2017 (the “Consent Solicitation”) from holders of its 8.875% Senior Notes due 2021 (the “Notes”) to approve amendments (the “Proposed Amendments”) to certain provisions of the indenture (the “Indenture”) governing the Notes.
The adoption of the Proposed Amendments requires the consent (which has not been revoked) of holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (the “Requisite Consent”).
On May 10, 2017, Surgery Partners, the parent of the Issuer, and National Surgical Healthcare (“NSH”), an owner and operator of surgical facilities in partnership with local physicians, announced that they entered into a definitive merger agreement pursuant to which Surgery Partners will acquire NSH from Irving Place Capital for approximately $760 million (the “Merger”).
Funding for Surgery Partners’ acquisition of NSH will be provided in part by an affiliate of Bain Capital Private Equity, a leading global private investment firm, which as part of the transaction is injecting capital in exchange for preferred stock in the Company (the “Preferred Private Placement”). Further, in conjunction with the Merger and the Preferred Private Placement, an affiliate of Bain Capital Private Equity will acquire H.I.G. Capital’s existing equity stake in Surgery Partners (the “Private Sale” and, together with the Preferred Private Placement, the “Transactions”).
The supplemental indenture which includes the Proposed Amendments (the “Supplemental Indenture”) will become effective at such time as the Requisite Consent has been obtained prior to the Expiration Date (as such term is defined in the Consent Solicitation) and the Supplemental Indenture has been executed. However, neither the Supplemental Indenture nor the Proposed Amendments will become operative until the Issuer has paid the Consent Consideration (as defined below) to Ipreo LLC, who is acting as the paying agent for the solicitation, which is expected to occur immediately prior to the closing of the Transactions.
Under the Indenture, the completion of the Transactions constitutes a “Change of Control.” The anticipated Change of Control would require the Issuer to make a “Change of Control Offer,” in the manner contemplated by the Indenture, to each holder to purchase all or any part of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of Notes purchased, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. The Issuer is seeking consents from the holders to amend the Indenture such that the Transactions would not constitute a Change of Control and that, as a result, a Change of Control Offer would not be required in connection with the completion of the Transactions, and holders would not be entitled to receive any “Change of Control Payment” in connection with the Transactions. “Change of Control,” “Change of Control Offer,” and “Change of Control Payment” as used herein have the meaning given to such terms in the Indenture.
The Proposed Amendments will (i) amend the Change of Control definition relating to the Notes (as set forth in the Indenture) such that the Issuer will not be required to make a Change of Control Offer with respect to the Notes in connection with the Transactions and (ii) amend the definition of Sponsor (as defined in the Indenture) to add Bain Capital Private Equity, LP, its affiliates and certain related parties thereto (collectively, “Bain”) as a Sponsor and, effective immediately following the consummation of the Transactions, remove H.I.G. Capital, LLC, its affiliates and certain related parties thereto as a Sponsor, such that Bain shall thereafter constitute a Permitted Holder (as defined in the Indenture). The effectiveness of the Proposed Amendments is not a condition to the completion of the Transactions and Surgery Partners is able to complete the Transactions without the Proposed Amendments becoming effective by making a Change of Control Offer.
Subject to the satisfaction or waiver of the Conditions (as defined in the Consent Solicitation Statement), the Issuer will pay, immediately prior to the closing of Transactions, to Ipreo LLC, who is acting as the Information and Tabulation Agent, a cash payment equal to $2.50 per $1,000 principal amount of the Notes (the “Consent Consideration”), to be distributed to each holder of the Notes who validly delivers (and does not revoke) their consent prior to the Expiration Date.

If the Proposed Amendments are approved by Requisite Consent, and the Supplemental Indenture with respect to the Notes is executed and becomes effective, the Supplemental Indenture will bind all holders of the Notes, including those that did not give consent or who gave consent and then revoked, but such non-consenting holders or holders who gave consent and then revoked prior to the effectiveness of the Supplemental Indenture will not receive the Consent Consideration. The consent solicitation is subject to the satisfaction of certain customary conditions, including, but not limited to, that the Issuer reasonably expects that one or both of the Transactions will close immediately following the payment of the Consent Consideration.
The consent solicitation is being made solely to holders of record of the Notes as of 5:00 p.m., New York City time, on May 17, 2017 and on the terms and subject to the conditions set forth in the Consent Solicitation Statement. The solicitation will expire at 5:00 p.m. New York City time, on May 25, 2017. The Issuer may, in its sole discretion, terminate, withdraw, extend or amend the consent solicitation at any time as described in the Consent Solicitation Statement.
Copies of the Consent Solicitation Statement and other related documents may be obtained from Ipreo LLC by calling, for banks and brokers (212) 849-3880, or toll free in the US at (888) 593-9546, or by email at consentoffer@ipreo.com. Holders of the Notes are urged to review the Consent Solicitation Statement for the detailed terms of the consent solicitation and the procedures for consenting to the Proposed Amendments. Jefferies LLC is acting as the Solicitation Agent. Any persons with questions regarding the consent solicitations should contact Jefferies LLC collect at (203) 363-8273 or toll free in the US at (888) 708-5831.
This announcement is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. No recommendation is being made by any of the Issuer, Surgery Partners, the guarantors, the trustee, the Information and Tabulation Agent or the Solicitation Agent as to whether holders of Notes should consent to the Proposed Amendments. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the success of the solicitation, whether the Supplemental Indenture will be executed, whether the Transactions will be completed, the anticipated consequences and benefits of the Transactions, the timing of the payment of the Consent Consideration, and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the receipt and timing of necessary consents from bondholders and the receipt and timing of necessary regulatory approval, as well as other factors. These forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
About Surgery Partners
Headquartered in Nashville, Tennessee, Surgery Partners is a leading healthcare services company with a differentiated outpatient delivery model focused on providing high quality, cost effective solutions for surgical and related ancillary care in support of both patients and physicians. Founded in 2004, Surgery Partners is one of the largest and fastest growing surgical services businesses in the country, with more than 150 locations in 29 states, including ambulatory surgical facilities, surgical hospitals, a diagnostic laboratory, multi-specialty physician practices and urgent care facilities.
Contacts:
Surgery Partners, Inc.
Teresa Sparks, Chief Financial Officer
(615) 234-8940
IR@surgerypartners.com